CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 1998, in Post-Effective Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-14647) and related Prospectus of TearDrop Golf Company for the Registration of 1,687,500 shares of common stock and 125,000 redeemable common stock purchase warrants.

                                           ERNST & YOUNG LLP

Chicago, Illinois
April 15, 1998